Exhibit 99.1

TXI Reports First Quarter Results

DALLAS, Sept. 28, 2011 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended August 31, 2011. Results for the quarter were a net loss of $7.4 million or $.27 per share. Results for the quarter ended August 31, 2010 were a loss of $23.7 million or $.85 per share and included an after-tax charge of $18.0 million or $.65 per share with respect to the Company's refinancing.

General Comments

"Conditions in our markets remain challenging in light of the pervasive uncertainty regarding the economy," stated Mel Brekhus, Chief Executive Officer. "In recent months we made progress on pricing and we are committed to continuing our efforts, although economic headwinds may cause our successes to be uneven in the near term."

"We also made significant progress during the quarter on a number of strategic initiatives. The swap of ready-mix assets in Houston, TX for ready-mix and aggregate assets in Austin, TX and the continued construction on the expansion of our central Texas cement plant will strengthen and increase our market position in one of the better markets in the state. The extension of our credit facility to August 2016 also increases our liquidity and improves our ability to execute our strategy," added Brekhus.

A teleconference will be held September 29, 2011 at 10:00 Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended August 31,
In thousands except per unit	2011	2010

Operating Results
Cement sales	$ 75,978	$ 67,690
Other sales and delivery fees	9,659	8,692
Total segment sales	85,637	76,382
Cost of products sold	78,232	70,063
Gross profit	7,405	6,319
Selling, general and administrative	(4,078)	(4,793)
Other income	3,190	2,438
Operating Profit	$ 6,517	$ 3,964

Cement
Shipments (tons)	969	873
Prices ($/ton)	$ 78.41	$ 77.59
Cost of sales ($/ton)	$ 71.77	$ 71.23

Cement operating profit for the three-month periods ended August 31, 2011 and August 31, 2010 was $6.5 million and $4.0 million, respectively. Construction activity remained at low levels in both our Texas and California market areas during the periods.

Total segment sales for the three-month period ended August 31, 2011 were $85.6 million compared to $76.4 million for the prior year period. Cement sales increased $8.3 million from the prior year period. Our Texas market area accounted for approximately 67% of cement sales in the current period compared to 70% of cement sales in the prior year period. Average cement prices were comparable to the prior year period in our Texas market area and increased 3% in our California market area. Shipments increased 8% in our Texas market area and 17% in our California market area.

Cost of products sold for the three-month period ended August 31, 2011 increased $8.2 million from the prior year period primarily due to higher shipments and a 1% increase in cement unit costs.

Selling, general and administrative expense for the three-month period ended August 31, 2011 decreased $0.7 million from the prior year period primarily due to lower provisions for bad debts and legal and other professional expenses.

Other income for the three-month period ended August 31, 2011 increased $0.8 million from the prior year period. Sales of emission credits associated with our Crestmore cement plant in Riverside, California resulted in gains of $2.5 million and $1.7 million in the three-month periods ended August 31, 2011 and August 31, 2010, respectively.

Aggregate Operations

	Three months ended August 31,
In thousands except per unit	2011	2010

Operating Results
Stone, sand and gravel sales	$ 22,200	$ 26,593
Expanded shale and clay sales and delivery fees	22,901	23,377
Total segment sales	45,101	49,970
Cost of products sold	38,508	43,410
Gross profit	6,593	6,560
Selling, general and administrative	(2,950)	(3,059)
Other income	272	1,633
Operating Profit	$ 3,915	$ 5,134

Stone, sand and gravel
Shipments (tons)	3,143	3,584
Prices ($/ton)	$ 7.06	$ 7.42
Cost of sales ($/ton)	$ 6.22	$ 6.45

Aggregate operating profit for the three-month periods ended August 31, 2011 and August 31, 2010 was $3.9 million and $5.1 million, respectively.

Total segment sales for the three-month period ended August 31, 2011 were $45.1 million compared to $50.0 million for the prior year period. Stone, sand and gravel sales decreased $4.4 million from the prior year period. The effect of the disposition of aggregate operating assets through the asset exchange transaction completed in April 2011 decreased sales $2.3 million, shipments 7% and average prices 2% from the prior year period. Stone, sand and gravel sales from current operations decreased $2.1 million from the prior year period on 5% lower shipments and 3% lower average prices.

Cost of products sold for the three-month period ended August 31, 2011 decreased $4.9 million from the prior year period primarily due to lower stone, sand and gravel shipments. Stone, sand and gravel unit costs decreased 4% from the prior year period primarily due to the effect of the disposition of aggregate operating assets through the asset exchange transaction completed in April 2011.

Selling, general and administrative expense for the three-month period ended August 31, 2011 decreased $0.1 million from the prior year period primarily due to lower provisions for bad debts.

Other income for the three-month period ended August 31, 2011 decreased $1.4 million from the prior year period primarily due to lower gains from routine sales of surplus operating assets.

Consumer Products Operations

	Three months ended August 31,
In thousands except per unit	2011	2010

Operating Results
Ready-mix concrete sales	$ 56,228	$ 52,106
Package products sales and delivery fees	14,796	14,372
Total segment sales	71,024	66,478
Cost of products sold	71,197	63,249
Gross profit (loss)	(173)	3,229
Selling, general and administrative	(4,374)	(2,676)
Other income	2,207	198
Operating Profit (Loss)	$ (2,340)	$ 751

Ready-mix concrete
Shipments (cubic yards)	741	669
Prices ($/cubic yard)	$ 75.93	$ 77.83
Cost of sales ($/cubic yard)	$ 78.91	$ 76.20

Consumer products operating loss for the three-month period ended August 31, 2011 was $2.3 million. Consumer products operating profit for the three-month period ended August 31, 2010 was $0.8 million. Reduced margins due to lower sales prices increased operating loss from the prior year period.

Total segment sales for the three-month period ended August 31, 2011 were $71.0 million compared to $66.5 million for the prior year period. Ready-mix concrete sales increased $4.1 million from the prior year. Sales increased $8.9 million and shipments increased 18% due to the net effect of the acquisition of the ready-mix operations through the asset exchange transactions completed in April and July 2011. Ready-mix concrete sales excluding the net effect of the acquisitions decreased $4.8 million from the prior year period on 7% lower shipments and 2% lower average prices.

Cost of products sold for the three-month period ended August 31, 2011 increased $7.9 million from the prior year period. Cost of products sold increased $9.0 million due to the net effect of the acquisition of the ready-mix operations through the asset exchange transactions completed in April and July 2011. Cost of products sold excluding the net effect of the acquisitions decreased $1.1 million primarily due to lower ready-mix concrete shipments. Ready-mix concrete unit costs increased 4% from the prior year period primarily due to higher diesel costs and the effect of lower shipments.

Selling, general and administrative expense for the three-month period ended August 31, 2011 increased $1.7 million from the prior year period primarily due to higher provisions for bad debts and insurance claims.

Other income for the three-month period ended August 31, 2011 increased $2.0 million from the prior year period primarily due to the recognition of a gain of $2.1 million as a result of the disposition of ready-mix operations in Houston, Texas through the asset exchange transaction completed in July 2011.

Corporate

	Three months ended August 31,
In thousands	2011	2010

Other income	$ 203	$ 621
Selling, general and administrative	(6,402)	(5,613)
	$ (6,199)	$ (4,992)

Other income for the three-month period ended August 31, 2011 decreased $0.4 million from the prior year period primarily due to lower oil and gas royalty payments.

Selling, general and administrative expense for the three-month period ended August 31, 2011 increased $0.8 million from the prior year period primarily due to higher retirement plan and stock-based compensation expenses.

Interest

Interest expense incurred for the three-month period ended August 31, 2011 was $17.3 million, of which $7.8 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $9.5 million was expensed. Interest expense incurred for the three-month period ended August 31, 2010 was $14.4 million, all of which was expensed.

Interest expense incurred for the three-month period ended August 31, 2011 increased $2.9 million from the prior year period primarily as a result of higher average outstanding debt at higher interest rates due to the August 2010 refinancing of our senior notes.

Interest expense to be capitalized in connection with our Hunter, Texas cement plant expansion project during the remainder of our current fiscal year is currently estimated at approximately $27 million.

Loss on Debt Retirements

On July 27, 2010, we commenced a cash tender offer for all of the outstanding $550 million aggregate principal amount of our 7.25% senior notes due 2013 and a solicitation of consents to amend the indenture governing the 7.25% notes. Pursuant to the tender offer and consent solicitation, we purchased $536.6 million aggregate principal amount of the 7.25% notes, and paid an aggregate of $547.7 million in purchase price and consent fees. On September 9, 2010, we redeemed the remaining $13.4 million aggregate principal amount of the 7.25% notes at a price of 101.813% of the principal amount thereof, plus accrued and unpaid interest on the 7.25% notes to the redemption date. We used the net proceeds from the issuance and sale of $650 million aggregate principal amount of our 9.25% senior notes to pay the purchase or redemption price of the 7.25% notes and the consent fees and to increase working capital. As of August 31, 2010, we recognized a loss on debt retirement of $29.0 million representing $11.1 million in consent fees, redemption price premium and transaction costs and a write-off of $17.9 million of unamortized debt discount and original issuance costs associated with the 7.25% notes.

Income Taxes

Income taxes for the interim periods ended August 31, 2011 and August 31, 2010 have been included in the accompanying financial statements on the basis of an estimated annual rate. The tax rate differs from the 35% federal statutory corporate rate primarily due to percentage depletion that is tax deductible, state income taxes and valuation allowances against deferred tax assets. The estimated annualized rate does not include the tax impact of the loss on debt retirements which was recognized as a discrete item in the three-month period ended August 31, 2010. The estimated annualized rate excluding this charge is 1.8% for fiscal year 2012 compared to 40.6% for fiscal year 2011. We received income tax refunds of less than $0.1 million and made no income tax payments in the three-month period ended August 31, 2011. We received income tax refunds and made income tax payments of less than $0.1 million in the three-month period ended August 31, 2010.

Net deferred tax assets totaled $15.1 million at August 31, 2011 and $15.0 million at May 31, 2011, of which $13.0 million at August 31, 2011 and $12.3 million at May 31, 2011 were classified as current. Management reviews our deferred tax position and in particular our deferred tax assets whenever circumstances indicate that the assets may not be realized in the future and would record a valuation allowance unless such deferred tax assets were deemed more likely than not to be recoverable. The ultimate realization of these deferred tax assets depends upon various factors including the generation of taxable income during future periods. The Company's deferred tax assets exceeded deferred tax liabilities as of August 31, 2011 primarily as a result of the recent losses. Management has concluded that the sources of taxable income we are permitted to consider do not assure the realization of the entire amount of the increase in our net deferred tax assets expected during the year. Accordingly, a valuation allowance is required due to the uncertainty of realizing the deferred tax assets.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rate, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligations to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited)
	August 31,	May 31,
In thousands	2011	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 60,600	$ 116,432
Receivables – net	94,617	85,817
Inventories	139,752	140,646
Deferred income taxes and prepaid expenses	21,001	22,040
TOTAL CURRENT ASSETS	315,970	364,935

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	179,121	158,232
Buildings	57,952	59,320
Machinery and equipment	1,219,595	1,222,560
Construction in progress	374,097	357,638
	1,830,765	1,797,750
Less depreciation and depletion	649,973	642,329
	1,180,792	1,155,421
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	6,447	6,749
Deferred income taxes and other charges	24,031	22,191
	32,193	30,655
	$ 1,528,955	$ 1,551,011

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 54,320	$ 56,787
Accrued interest, compensation and other	49,290	58,848
Current portion of long-term debt	74	73
TOTAL CURRENT LIABILITIES	103,684	115,708

LONG-TERM DEBT	652,385	652,403

OTHER CREDITS	85,223	87,318

SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 27,890 and 27,887 shares, respectively	27,890	27,887
Additional paid-in capital	483,056	481,706
Retained earnings	189,240	198,751
Accumulated other comprehensive loss	(12,523)	(12,762)
	687,663	695,582
	$ 1,528,955	$ 1,551,011
(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands except per share	2011	2010

NET SALES	$ 181,740	$ 172,122

Cost of products sold	167,915	156,014
GROSS PROFIT	13,825	16,108

Selling, general and administrative	17,804	16,141
Interest	9,460	14,411
Loss on debt retirements	--	29,006
Other income	(5,872)	(4,890)
	21,392	54,668
LOSS BEFORE INCOME TAXES	(7,567)	(38,560)

Income tax benefit	(147)	(14,868)
NET LOSS	$ (7,420)	$ (23,692)

Net loss per share
Basic	$ (.27)	$ (.85)
Diluted	$ (.27)	$ (.85)

Average shares outstanding
Basic	27,874	27,787
Diluted	27,874	27,787

Cash dividends declared per share	$ .075	$ .075

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended August 31,
In thousands	2011	2010

OPERATING ACTIVITIES
Net loss	$ (7,420)	$ (23,692)
Adjustments to reconcile net loss to cash used by operating activities
Depreciation, depletion and amortization	15,980	15,861
Gains on asset disposals	(2,368)	(1,613)
Deferred income tax benefit	(241)	(14,973)
Stock-based compensation expense (credit)	107	(230)
Loss on debt retirements	--	29,006
Other – net	(1,567)	2,192
Changes in operating assets and liabilities
Receivables – net	(8,670)	4,413
Inventories	894	(6,322)
Prepaid expenses	1,729	1,297
Accounts payable and accrued liabilities	(5,809)	(7,284)
Net cash used by operating activities	(7,365)	(1,345)

INVESTING ACTIVITIES
Capital expenditures – expansions	(25,221)	(1,374)
Capital expenditures – other	(20,367)	(1,782)
Proceeds from asset disposals	863	3,209
Investments in life insurance contracts	--	327
Other – net	(82)	292
Net cash provided (used) by investing activities	(44,807)	672

FINANCING ACTIVITIES
Long-term borrowings	--	650,000
Debt retirements	(18)	(547,736)
Debt issuance costs	(1,629)	(12,250)
Stock option exercises	78	225
Common dividends paid	(2,091)	(2,085)
Net cash provided (used) by financing activities	(3,660)	88,154
Increase (decrease) in cash and cash equivalents	(55,832)	87,481

Cash and cash equivalents at beginning of period	116,432	74,946
Cash and cash equivalents at end of period	$ 60,600	$ 162,427
CONTACT: T. Lesley Vines, Jr.
         Vice President
         Corporate Controller & Treasurer
         972.647.6722
         Email: lvines@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	4,035	915	738	639	934	3,226	873	784	704	940	3,301	969
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	2,470	2,985	12,065	3,143
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	2,902	612	501	427	607	2,147	669	575	471	700	2,415	741

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93

Net Sales
Cement	404,823	447,594	482,379	468,673	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	54,018	73,078	256,385	75,978
Aggregates	134,220	153,480	155,562	162,582	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	18,212	21,596	89,045	22,200
Ready-mix	222,680	265,254	278,067	310,652	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	34,351	50,992	180,826	56,228
Other	104,847	118,555	119,798	132,606	121,321	28,939	22,244	19,923	30,420	101,526	27,310	23,112	20,487	30,745	101,654	27,128
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(103,030)	(20,878)	(15,988)	(13,575)	(19,338)	(69,779)	(20,708)	(18,369)	(14,597)	(20,380)	(74,054)	(20,022)
Delivery Fees	73,809	80,166	78,850	84,802	77,397	15,589	13,016	10,615	20,186	59,406	19,131	15,748	13,347	19,731	67,957	20,228
Net Sales	834,803	943,922	996,250	1,028,854	839,202	183,957	142,935	117,829	176,343	621,064	172,122	148,111	125,818	175,762	621,813	181,740

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	726,133	149,852	126,063	131,126	155,025	562,066	156,014	136,044	135,179	169,273	596,510	167,915
Selling, general and administrative	78,434	88,663	108,106	96,220	72,093	20,254	15,886	17,568	25,707	79,415	16,141	18,543	17,319	24,417	76,420	17,804
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583	9,460
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	-	-	29,006	613	-	-	29,619	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(21,191)	(2,652)	(5,728)	(1,044)	(1,242)	(10,666)	(4,890)	(1,929)	(1,115)	(13,578)	(21,512)	(5,872)
	772,548	952,736	839,687	901,495	869,623	180,698	149,585	161,292	191,480	683,055	210,682	167,157	161,053	189,728	728,620	189,307
Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)	(7,567)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)

Income from Discontinued Operations net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)

Cumulative Effect of Accounting Change net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	5/31/2009	8/31/2009	11/30/2009	2/28/2010	5/31/2010	8/31/2010	11/30/2010	2/28/2011	5/31/2011	8/31/2011

Cash	251,600	84,139	15,138	39,527	19,796	32,183	56,794	75,615	74,946	162,427	139,753	123,362	116,432	60,600
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	129,432	129,430	115,469	74,642	112,184	107,217	96,671	69,999	85,817	94,617
Inventories	83,291	109,767	135,254	144,654	155,724	156,355	161,431	141,304	142,419	148,741	152,681	143,341	140,646	139,752
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	22,039	21,244	21,320	21,887	23,426	22,673	23,351	22,774	22,040	21,001
Total Current Assets	481,008	410,960	310,623	373,067	326,991	339,212	355,014	313,448	352,975	441,058	412,456	359,476	364,935	315,970

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,791,546	1,789,351	1,788,663	1,790,965	1,758,778	1,759,077	1,775,126	1,788,023	1,797,750	1,830,765
Less depreciation and depletion	473,794	486,585	509,138	518,361	572,195	587,052	601,982	613,930	604,269	618,706	634,404	646,841	642,329	649,973
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,219,351	1,202,299	1,186,681	1,177,035	1,154,509	1,140,371	1,140,722	1,141,182	1,155,421	1,180,792

Goodwill	58,395	58,395	58,395	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	10,001	7,736	7,827	7,334	6,774	6,223	7,426	7,007	6,749	6,447
Deferred cncome taxes, intangibles and other charges	27,571	22,706	11,369	11,332	14,486	15,852	15,787	14,050	15,774	22,398	23,219	20,314	22,191	24,031
Assets of discontinued operations	1,114,627	-	-	-	-	-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	26,202	25,303	25,329	23,099	24,263	30,336	32,360	29,036	30,655	32,193
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955

Accounts payable	44,560	50,931	96,883	111,478	55,749	48,894	41,144	43,537	56,214	54,659	41,800	43,265	56,787	54,320
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	51,856	47,808	60,224	41,515	51,455	45,805	63,307	40,087	58,848	49,290
Current portion of long term debt	688	681	1,340	7,725	243	247	541	500	234	13,341	95	72	73	74
Total Current Liabilities	107,450	118,567	168,327	186,170	107,848	96,949	101,909	85,552	107,903	113,805	105,202	83,424	115,708	103,684

Long-term Debt	603,126	251,505	274,416	401,880	541,540	542,371	543,244	544,087	538,620	652,459	652,441	652,422	652,403	652,385

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	120,011	122,765	121,591	111,171	123,976	108,400	102,495	89,177	87,318	85,223
Liabilities of discontinued operations	278,527	-	-	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	803,145	804,729	800,280	772,772	761,248	737,101	725,400	704,671	695,582	687,663
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)
Adjustments to reconcile income (loss) from continuing
operations to cash provided by continuing operating
activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297	15,980
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(6,759)	(1,030)	(403)	109	(26)	(1,350)	(1,613)	58	99	(12,182)	(13,638)	(2,368)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	(1,938)	743	13	(11,744)	1,856	(9,132)	(14,973)	(7,991)	(14,701)	(5,210)	(42,875)	(241)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,400)	2,643	(500)	1,589	1,365	5,097	(230)	2,518	1,983	1,310	5,581	107
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,596)	(211)	(37)	14	(16)	(250)	-	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	-	-	-	-	29,006	613	-	-	29,619	-
Other - net	889	(2,399)	3,234	2,475	5,931	(221)	830	2,490	10,899	13,998	2,192	(5,047)	597	5,416	3,158	(1,567)
Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(29,507)	55,397	(888)	14,908	11,844	(31,285)	(5,421)	4,413	11,699	13,702	(16,435)	13,379	(8,670)
Inventories	6,082	(18,761)	(25,047)	(9,400)	(11,070)	757	(4,600)	17,945	(396)	13,706	(6,322)	(3,940)	9,340	3,086	2,164	894
Prepaid expenses	(1,680)	63	1,392	(2,033)	(1,894)	1,074	693	(14)	(1,366)	387	1,297	(65)	1,269	(1,200)	1,301	1,729
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(36,232)	(6,638)	1,815	(4,492)	15,361	6,046	(7,284)	8,597	(9,293)	19,152	11,172	(5,809)
Other credits	3,838	2,527	-	-	-	-	-	-	-	-	-	-	-		-	-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(288,544)	(5,373)	(2,069)	(4,286)	(1,931)	(13,659)	(3,156)	(20,243)	(15,545)	(6,739)	(45,683)	(45,588)
Cash designed for property acquisitions						-	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	7,981	1,068	375	20,125	24	21,592	3,209	(172)	206	353	3,596	863
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	2,876	5,802	924	205	36	6,967	327	3,377	190	179	4,073	-
Purchases of short-term investments - net					-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	(21)	(19)	17	16	2,065	2,079	292	(1,151)	2,089	36	1,266	(82)
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(248,975)	1,478	(753)	16,060	194	16,979	672	(18,189)	(13,060)	(6,171)	(36,748)	(44,807)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	-	-	-	-	650,000	-	-	-	650,000	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,772)	(59)	(85)	(132)	31	(245)	(547,736)	(13,832)	(42)	(17)	(561,627)	(18)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(5,470)	(2,032)	(7)	-	(513)	(2,552)	(12,250)	(176)	(54)	(12)	(12,492)	(1,629)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	4,641	331	25	143	394	893	225	239	675	323	1,462	78
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,596	211	37	(14)	16	250	-	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(8,287)	(2,080)	-	(4,164)	(2,084)	(8,328)	(2,085)	(2,087)	(2,090)	(2,092)	(8,354)	(2,091)
Other - net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	121,958	(3,629)	(30)	(4,167)	(2,156)	(9,982)	88,154	(15,856)	(1,511)	(1,798)	68,989	(3,660)
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	19,796	32,183	56,794	75,615	19,796	74,946	162,427	139,753	139,753	74,946	116,432
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	19,796	32,183	56,794	75,615	74,946	74,946	162,427	139,753	123,362	132,823	116,432	60,600

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583	9,460
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297	15,980
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	-	-	29,006	613	-	-	29,619	-
EBITDA	133,156	180,543	217,041	185,441	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	(9,447)	11,838	34,692	17,873

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	(6,201)	5,695	(12,816)	(25,283)	17,686	(14,718)	7,896	(16,291)	(15,018)	(4,603)	(28,016)	11,856
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	1,938	(743)	(13)	11,744	(1,856)	9,132	14,973	7,991	14,701	5,210	42,875	241
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,400	(2,643)	500	(1,589)	(1,365)	(5,097)	230	(2,518)	(1,983)	(1,310)	(5,581)	(107)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,596	211	37	(14)	16	250	-	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	6,759	1,030	403	(109)	26	1,350	1,613	(58)	(99)	12,182	13,638	2,368
Interest	23,533	31,155	14,074	2,505	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583	9,460
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	(5,931)	221	(830)	(2,490)	(10,899)	(13,998)	(2,192)	5,047	(597)	(5,416)	(3,158)	1,567
EBITDA	133,156	180,543	217,041	185,441	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	(9,447)	11,838	34,692	17,873

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	54,018	73,078	256,385	75,978
Other sales and delivery fees	30,699	27,416	27,648	36,079	30,934	6,736	6,457	5,296	9,844	28,333	8,692	6,979	6,144	9,094	30,909	9,659
Total segment sales	435,522	475,010	510,027	504,752	395,320	85,196	68,183	57,618	83,516	294,513	76,382	68,578	60,162	82,172	287,294	85,637
Cost of products sold	338,528	352,603	343,145	391,687	342,824	69,859	58,359	70,616	71,929	270,763	70,063	63,121	70,010	80,213	283,407	78,232
Gross profit	96,994	122,407	166,882	113,065	52,496	15,337	9,824	(12,998)	11,587	23,750	6,319	5,457	(9,848)	1,959	3,887	7,405
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(19,343)	(4,674)	(4,359)	(3,715)	(4,780)	(17,528)	(4,793)	(4,018)	(3,286)	(6,870)	(18,967)	(4,078)
Goodwill impairment	-	-	-	-	(58,395)	-	-	-	-	-	-	-	-	-	-	-
Other income	1,342	951	24,536	7,419	9,301	1,743	4,670	411	950	7,774	2,438	509	696	1,188	4,831	3,190
Operating Profit (Loss)	83,251	109,402	171,540	102,177	(15,941)	12,406	10,135	(16,302)	7,757	13,996	3,964	1,948	(12,438)	(3,723)	(10,249)	6,517

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	4,035	915	738	639	934	3,226	873	784	704	940	3,301	969
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$78.02	$68.70	$71.98	$101.70	$69.99	$76.36	$71.23	$73.39	$90.43	$76.33	$77.29	$71.77

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	18,212	21,596	89,045	22,200
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	106,294	22,307	16,070	14,410	24,141	76,928	23,377	18,438	16,692	24,873	83,380	22,901
Total segment sales	222,345	252,581	268,854	285,330	237,491	50,101	36,287	29,259	49,300	164,947	49,970	41,082	34,904	46,469	172,425	45,101
Cost of products sold	191,837	219,124	218,394	231,503	197,583	39,155	32,001	28,882	42,925	142,963	43,410	35,002	32,323	41,367	152,102	38,508
Gross profit	30,508	33,457	50,460	53,827	39,908	10,946	4,286	377	6,375	21,984	6,560	6,080	2,581	5,102	20,323	6,593
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(12,633)	(2,705)	(2,489)	(1,937)	(2,471)	(9,602)	(3,059)	(2,814)	(2,679)	(2,837)	(11,389)	(2,950)
Other income	10,782	30,376	2,638	16,974	6,954	398	432	409	180	1,419	1,633	57	16	11,998	13,704	272
Operating Profit (Loss)	29,370	48,397	36,886	55,623	34,229	8,639	2,229	(1,151)	4,084	13,801	5,134	3,323	(82)	14,263	22,638	3,915

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	2,470	2,985	12,065	3,143
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.68	$6.28	$7.03	$8.41	$6.60	$6.91	$6.45	$6.53	$7.23	$6.80	$6.72	$6.22

Consumer Products Operations
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	34,351	50,992	180,826	56,228
Package products sales and delivery fees	59,832	72,204	57,708	58,581	61,490	15,485	12,733	10,832	16,621	55,671	14,372	13,443	10,998	16,509	55,322	14,796
Total segment sales	282,512	337,458	335,775	369,233	309,421	69,538	54,453	44,527	62,865	231,383	66,478	56,820	45,349	67,501	236,148	71,024
Cost of products sold	267,625	316,341	310,955	341,604	288,756	61,716	51,691	45,203	59,509	218,119	63,249	56,290	47,443	68,073	235,055	71,197
Gross profit	14,887	21,117	24,820	27,629	20,665	7,822	2,762	(676)	3,356	13,264	3,229	530	(2,094)	(572)	1,093	(173)
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(13,116)	(3,204)	(2,749)	(1,421)	(2,819)	(10,193)	(2,676)	(3,047)	(2,607)	(4,443)	(12,773)	(4,374)
Other income	711	647	1,310	3,268	1,314	133	268	115	70	586	198	134	66	131	529	2,207
Operating Profit (Loss)	5,259	10,349	9,846	11,583	8,863	4,751	281	(1,982)	607	3,657	751	(2,383)	(4,635)	(4,884)	(11,151)	(2,340)

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	2,902	612	501	427	607	2,147	669	575	471	700	2,415	741
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.41	$79.91	$80.98	$84.35	$75.60	$79.82	$76.20	$77.79	$80.71	$77.70	$77.89	$78.91

Total Segment Operating Profit (Loss)					27,151	25,796	12,645	(19,435)	12,448	31,454	9,849	2,888	(17,155)	5,656	1,238	8,092
Corporate
Other income	9,892	15,296	8,145	3,902	3,622	378	358	109	42	887	621	1,229	337	261	2,448	203
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(27,001)	(9,671)	(6,289)	(10,495)	(15,637)	(42,092)	(5,613)	(8,664)	(8,747)	(10,267)	(33,291)	(6,402)
	(31,198)	(32,560)	(47,587)	(39,519)	(23,379)	(9,293)	(5,931)	(10,386)	(15,595)	(41,205)	(4,992)	(7,435)	(8,410)	(10,006)	(30,843)	(6,199)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(33,286)	(13,244)	(13,364)	(13,642)	(11,990)	(52,240)	(14,411)	(13,886)	(9,670)	(9,616)	(47,583)	(9,460)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	-	-	-	-	(29,006)	(613)	-	-	(29,619)	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)	(7,567)

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits				3,879	1,723		3,427			3,427	1,690				1,690	2,533
Cement - oil and gas bonus proceeds					2,871
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987		5,146	4,961
Aggregates - sale of southern Louisiana operations				10,093
Aggregates - exchange of operating assets														11,997	11,997
Consumer Products - exchange of operating assets																2,058
Corporate - oil and gas bonus proceeds					1,636							834			834

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	37,799	9,341	9,286	9,250	7,951	35,828	9,149	9,181	9,124	9,122	36,576	8,927
Aggregates	12,898	13,926	16,093	21,166	21,919	5,067	4,994	5,057	4,755	19,873	4,772	4,956	4,793	4,442	18,963	4,195
Consumer Products	6,889	6,181	6,493	7,998	7,434	1,896	1,807	1,695	1,667	7,065	1,656	1,709	1,919	2,341	7,625	2,564
Corporate	1,761	1,220	536	768	1,040	290	290	290	289	1,159	284	284	282	283	1,133	294
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297	15,980